Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT AND EXCHANGE AGREEMENT

AMENDMENT TO CONSULTING AGREEMENT AND EXCHANGE AGREEMENT, dated as of October 9, 2023 (this “Agreement”), by and among Centrecourt Asset Management LLC, a New York limited liability company (“Centrecourt”), Smithline Family Trust I (the “Shareholder”) and White River Energy Corp, a Nevada corporation (the “Company”), having its principal place of business at 609 West Dickson St., Suite 102 G, Fayetteville, AR.

WHEREAS, Centrecourt was granted shares of Common Stock of the Company in a Consulting Agreement dated December 16, 2022 by and between the Company and Centrecourt (as amended, the “Consulting Agreement”).

WHEREAS, the Shareholder desires to exchange shares of the Company’s common stock for shares of Series D Convertible Preferred Stock on the terms set forth herein.

WHEREAS, the parties would like to amend the Consulting Agreement and agree to the exchange of shares of the Company’s common stock for shares of Series D Convertible Preferred Stock as set forth below.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Centrecourt and the Company agree that in lieu of Centrecourt or its designee being entitled to receive 1,666,667 shares of Common Stock of the Company (subject to adjustment) under the Consulting Agreement, Centrecourt or its designee shall be entitled to receive 446,702 shares of Common Stock of the Company and 243.993 shares of Series D Convertible Preferred Stock of the Company in the form of the Certificate of Designation of the Series D Preferred Stock attached hereto as Exhibit A (the “Series D Convertible Preferred Stock”). All references to “Shares” in the Consulting Agreement or the Transaction Documents shall include the Series D Convertible Preferred Stock and the shares of Common Stock receivable upon conversion of the Series D Convertible Preferred Stock. In the event of a required adjustment to the number of what would otherwise have been Shares prior to this amendment, only the number of Series D Convertible Preferred Stock will be adjusted. In such a case, the Series D Convertible Preferred Stock will be adjusted such that the increase in the number of shares of the Series D Convertible Preferred Stock shall be to a number such that the Series D Convertible Preferred Stock shall be convertible into a number of shares of Common Stock as if all the Shares had been issued as Series D Convertible Preferred Stock pursuant to the Consulting Agreement.

2.	In the furtherance of the foregoing, the Shareholder, as Centrecourt’s previous designee and the holder of shares of the Company’s common stock previously issued under the Consulting Agreement by virtue of being such designee, agrees to exchange 1,219,965 shares of the Company’s Common Stock held by the Shareholder for 243.993 shares of Series D Convertible Preferred Stock. For the avoidance of doubt, the parties agree that the Shareholder is Centrecourt’s designee with respect to such Series D Convertible Preferred Stock issuable pursuant to the Consulting Agreement as amended hereby, and subject to any adjustment provided for therein, the exchange contemplated by this Section 2 satisfies the Company’s obligation to issue the initial Series D Convertible Preferred Stock under the Consulting Agreement as amended hereby.

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3.	The parties acknowledge and agree that the transactions contemplated by this Agreement, including the exchange provided for under Section 2, will be exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) thereof, and each party covenants and agrees not to take a position inconsistent with such exemption or assert that such exemption does not apply to such transactions.

Each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

WHITE RIVER ENERGY CORP

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

CENTRECOURT ASSET MANAGEMENT LLC

By:	/s/ Richard Smithline
Name:	Richard Smithline
Title:	Chief Executive Officer

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Exhibit A

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS OF

SERIES D CONVERTIBLE PREFERRED STOCK OF

WHITE RIVER ENERGY CORP

[Attached]

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